UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 21, 2006
(Date of Earliest Event Reported)
Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)
2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS 60089
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 21, 2006, Akorn, Inc. (“Akorn”) entered into a ten year Office Lease with Duke Realty Limited Partnership, an Indiana limited partnership (“Duke”), as lessor, pursuant to which Akorn is leasing new office facilities (the “Lease”). The Lease is for the third floor of a building yet to be constructed, but commonly known as Westlake at Conway Park in Lake Forest, Illinois, which contains approximately 34,436 rentable square feet. Duke is responsible for the construction and installation of tenant improvements under the Lease, and is generally responsible for the costs of such improvements up to an amount equal to $42 per rentable square foot.
     The Lease requires Akorn to pay base rent in monthly installments as follows beginning April 1, 2008:

Months 1-5	$0.00
Months 6-12	$51,654.00
Months 13-24	$52,687.08
Months 25-36	$53,748.86
Months 37-48	$54,810.63
Months 49-60	$55,901.11
Months 61-72	$57,020.28
Months 73-84	$58,168.14
Months 85-96	$59,344.71
Months 97-108	$60,521.27
Months 109-120	$61,726.53
     In addition to base rent, Akorn must pay its proportionate share of all operating costs associated with the building, including property taxes, insurance and utility costs. Upon the occurrence of any default under the Lease, including failure to (i) pay rent within five days of being due, (ii) perform or observe any other term of covenant under the Lease for a period of thirty days after written notice has been provided, (iii) obtain proper consent for an assignment or subletting of the premises, or (iv) discharge any attachment or levy of Akorn’s interest in the Lease within sixty days thereafter, Duke can cause the rent due under the Lease to accelerate and become immediately due and payable, to the extent permittable by law.
     The Lease has an initial term of ten years, which is expected to commence as of April 1, 2008, and to expire on March 31, 2018. Akorn has an option under the Lease to extend its term once for an additional period of five years beyond the expiration date, subject to the condition that at least twelve months prior to the expiration of the term, Akorn must provide written notice of its desire to extend the Lease’s term. The rent for the extended term will be an amount equal to 95% of the rent then being quoted by Duke to prospective renewal tenants of the building for space of comparable size and quality.
     The description of the Lease herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Office Lease dated December 21, 2006, between Akorn and Duke Realty Limited Partnership.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: December 28, 2006